UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  June 14, 2011

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code:  254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Audit Report

On June 14, 2011, Life Partners Holdings, Inc. (“we” or “Life Partners”) received a letter from Eide Bailly, LLP (“Eide Bailly”) addressed to the Chairman of our Audit Committee stating that its reports dated May 29, 2009, with respect to our consolidated financial statements for the fiscal year ended February 28, 2009, and the effectiveness of our internal control over financial reporting as of and for the year ended February 28, 2009, may no longer be relied upon, until such time that an analysis has been completed and a determination made with respect to possible material misstatements related to the Company’s revenue recognition policy.  The letter cites the disclosures made by Ernst & Young LLP in its letter to us dated June 6, 2011, as filed as Exhibit 7.1 in the Form 8-K we filed on June 9, 2011, regarding a disagreement about our revenue recognition policy and a possible material misstatement in our annual and interim financial statements as a result of the application of the policy.

Eide Bailly contacted the Chairman of our Audit Committee and our Chief Financial Officer before issuing its letter.  We provided Eide Bailly with a copy of this Current Report on Form 8-K and asked that Eide Bailly furnish us with a letter addressed to the SEC stating whether it agrees with the above statements.  Eide Bailly’s letter dated June 14, 2011, addressed to us is attached as Exhibit 7.1.  Eide Bailly’s letter dated June 17, 2011, addressed to the SEC is attached as Exhibit 16.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

7.1	Letter from Eide Bailly LLP dated June 14, 2011.

16.1	Letter from Eide Bailly LLP dated June 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 17, 2011
Life Partners Holdings, Inc.

By:	/s/ David M. Martin
David M. Martin
Principal Financial Officer

EXHIBIT INDEX

Number	Description	Page
7.1	Letter from Eide Bailly, LLP dated June 14, 2011.	5
16.1	Letter from Eide Bailly, LLP dated June 17, 2011.	6